Consent of Independent Auditors

The Board of Directors
Technitrol, Inc.:

We consent to the use of our report included in the Annual Report on Form 10-K of Technitrol, Inc. for the year ended December 31, 1998, which has been incorporated by reference in this Registration Statement on Form S-8.


/s/ KPMG LLP
---------------------------
    KPMG LLP

Philadelphia, Pennsylvania
January 3, 2000